Preferred Apartment Communities, Inc. Reports Results for Second Quarter 2017

Atlanta, GA, July 31, 2017

Preferred Apartment Communities, Inc. (NYSE: APTS) ("we", "our", the "Company" or "Preferred Apartment Communities") today reported results for the quarter ended June 30, 2017. Unless otherwise indicated, all per share results are reported based on the basic weighted average shares of Common Stock and Class A Units of the Company's operating partnership ("Class A Units") outstanding.

"PAC had another very strong quarter, with all areas of the Company performing extremely well," said John A. Williams, Preferred Apartment Communities' Chairman and Chief Executive Officer.

Financial Highlights

Our operating results are presented below.

	Three months ended June 30,			Six months ended June 30,
	2017	2016	% change	2017	2016	% change

Revenues	$70,890,913	$45,853,944	54.6%	$137,452,248	$87,589,725	56.9%

Per share data:
Net income (loss) (1)	$(0.40)	$(0.40)	—	$0.09	$(0.88)	—

FFO (2)	$0.31	$0.18	72.2%	$0.65	$0.35	85.7%

Core FFO (2)	$0.37	$0.31	19.4%	$0.73	$0.61	19.7%

Dividends (3)	$0.235	$0.2025	16.0%	$0.455	$0.395	15.2%

(1) Per weighted average share of Common Stock outstanding for the periods indicated.
(2) FFO and Core FFO are presented per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliations of FFO, Core FFO and AFFO (each as defined below) to Net Income (Loss) Attributable to Common Stockholders on pages S-3 and S-4.
(3) Per share of Common Stock and Class A Unit outstanding.

Net loss per share for the three months ended June 30, 2017 reflects a realized gain on the sale of Enclave at Vista Ridge of approximately $6.9 million, or $0.23 per share. Funds from operations ("FFO") for the three months ended June 30, 2016 reflect acquisition-related costs of approximately $2.8 million. In 2017, the majority of these type of costs are deferred and amortized over the life of the acquired assets (see "2017 Guidance" section). Core Funds From Operations Attributable to Common Stockholders and Unitholders ("Core FFO") excludes acquisition costs and certain other costs not representative of our ongoing operations. Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders ("AFFO") removes significant non-cash revenues and expenses from our Core FFO results.

•
For the second quarter 2017, our Core FFO payout ratio to our Common Stockholders and Unitholders was approximately 68.3% and our AFFO payout ratio to Common Stockholders and Unitholders was approximately 81.5%. (1)

•
For the second quarter 2017, our Core FFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 57.3% and our AFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 61.6%. (1)

•
As of June 30, 2017, our total assets were approximately $2.6 billion compared to approximately $1.8 billion as of June 30, 2016, an increase of approximately $0.9 billion, or approximately 50.2%. This growth was driven primarily by the net addition of 18 real estate properties and an increase of approximately $114.3 million of the funded amount of our real estate loan investment portfolio since June 30, 2016.

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•	As of June 30, 2017, the average age of our multifamily communities was approximately 6.5 years, which we believe is among the youngest in the multifamily REIT industry.

•	At June 30, 2017, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 54.0%.

•
Cash flow from operations for the quarter ended June 30, 2017 was approximately $24.1 million, an increase of approximately $4.6 million, or 23.6%, compared to approximately $19.5 million for the quarter ended June 30, 2016.

(1) We calculate the Core FFO and AFFO payout ratios to Common Stockholders and Unitholders as the ratio of Common Stock dividends and distributions to Unitholders to Core FFO or AFFO, respectively. We calculate the Core FFO and AFFO payout ratios to Series A Preferred Stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and Core FFO or AFFO, respectively. Since our operations resulted in a net loss from continuing operations for the periods presented, a payout ratio based on net loss is not calculable. See Definitions of Non-GAAP Measures on page S-20.

Acquisitions of Properties

•	During the second quarter 2017, we acquired the following properties:

Property	Location	Type	Units	Leasable square feet

Castleberry-Southard	Atlanta, GA	Grocery-anchored shopping center	n/a	80,018
Rockbridge Village	Atlanta, GA	Grocery-anchored shopping center	n/a	102,432
Claiborne Crossing	Louisville, KY	Multifamily community	242	n/a

Sale of Property

•
During the second quarter 2017, we sold our 300-unit Enclave at Vista Ridge multifamily community located in Dallas, Texas for $44.0 million and recorded a realized gain on the sale of approximately $6.9 million. Our average annualized return on the property was approximately 15.6%.

Real Estate Loan Investments

•
On April 20, 2017, we closed on a loan investment of up to approximately $31.5 million to acquire a 6.5 acre site located in San Jose, California that is currently zoned to provide for up to 551 multifamily units and approximately 37,000 square feet of commercial space.

•	On June 5, 2017, we closed on a loan investment of up to approximately $2.4 million to acquire a 26 acre site located in Nashville, Tennessee in support of a proposed 301 unit multifamily community.

Debt Refinancing

On June 22, 2017, we refinanced the existing $16.3 million mortgage on our Stone Creek multifamily community which bore interest at a fixed 3.75% rate per annum (the all-in rate including the mortgage insurance premium was 4.74% per annum) and was 29 years from maturity into a mortgage of $20.6 million, which bears interest at a fixed rate of 3.22% per annum (the all-in rate including the mortgage insurance premium is 3.47% per annum) and matures in 35 years.

On June 15, 2017, we refinanced the existing $61.75 million mortgage on our 525 Avalon multifamily community which bore interest at a variable rate of 1 Month LIBOR plus 200 basis points per annum and the secondary financing note of $3.25 million which bore interest at a variable rate of 1 Month LIBOR plus 1100 basis points per annum (both of which were to mature in less than two years) into a single mortgage of $67.38 million, which bears interest at a fixed rate of 3.98% per annum and matures in seven years.

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These transactions permitted us to utilize approximately $4.1 million of equity from these two assets for deployment into future acquisitions and reduced our exposure to possible future interest rate increases.

Real Estate Assets

	Owned as of June 30, 2017	Potential additions from real estate loan investment portfolio (1)		Potential total
Multifamily communities:
Properties	25	16		41
Units	8,074	4,712		12,786
Grocery-anchored shopping centers:
Properties	33	1		34
Gross leasable area (square feet)	3,477,941	200,000	(2)	3,677,941
Student housing properties:
Properties	2	8		10
Units	444	1,874		2,318
Beds	1,319	5,693		7,012
Office buildings:
Properties	3	—		3
Rentable square feet	1,094,000	—		1,094,000

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.
(2) Square footage represents area covered by our purchase options and excludes 123,590 square feet owned by the grocery anchor.

Subsequent to Quarter End

•	On July 11, 2017, we closed on a loan investment of up to approximately $22.4 million in support of the construction of a 356-unit multifamily community to be located in Atlanta, Georgia.

•	On July 26, 2017, we closed on the acquisition of a 280-unit multifamily community located in Sarasota, Florida.

•	On July 26, 2017, we closed on the acquisition of a 99,384-square foot grocery-anchored shopping center located in the Columbia, South Carolina market.

•
On July 31, 2017, we closed on two loan investments of up to an aggregate of approximately $17.9 million in support of the construction of a 258-unit multifamily community to be located in Atlanta, Georgia.

Same Store Operations

The following table presents the percentage change in same store multifamily gross revenues, operating expenses and net operating income for the second quarter 2017 versus 2016. Our same store property operating results exclude any properties that are not comparable for the periods presented. See page S-19 of our Supplemental Financial Data Report for more details on our same store results.

	Year over year growth
	three months ended June 30, 2017 versus 2016
	Total Revenues	Operating Expenses	Net Operating Income

Multifamily	0.1%	(1.0)%	1.0%

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Capital Markets Activities

On May 12, 2017, the Company sold 2,750,000 shares of its common stock, par value $.01 per share, or Common Stock, at a public price of $15.25 per share pursuant to an underwritten public offering. On May 30, 2017, the Company sold an additional 412,500 shares of Common Stock at $15.25 per share pursuant to the underwriters' exercise in full of an option received in connection with the public offering. The combined gross proceeds of the two sales was approximately $48.2 million before deducting underwriting discounts and commissions and other estimated offering expenses.
During the second quarter 2017, we issued and sold an aggregate of 62,482 Units from our offering of up to 1,500,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of Common Stock (the "$1.5 Billion Series A Unit Offering"), resulting in gross proceeds of approximately $62.4 million. In addition, during the second quarter 2017, we issued approximately 1.1 million shares of Common Stock pursuant to the exercise of warrants issued under our Series A Preferred Stock offerings, resulting in aggregate gross proceeds of approximately $13.9 million.
During the second quarter 2017, we issued and sold an aggregate of 6,215 shares of Series M Redeemable Preferred Stock (“mShares”), resulting in aggregate gross proceeds of approximately $6.2 million.
During the second quarter 2017, we sold 718,842 shares of Common Stock pursuant to our "at the market" offering (the "Common Stock ATM Offering"), resulting in aggregate gross proceeds of approximately $10.0 million.
Collectively, these activities added approximately 5 million shares to our outstanding shares of Common Stock, which totaled approximately 32.4 million shares at June 30, 2017. The closing price of our Common Stock was $15.75 on June 30, 2017 versus $14.72 on June 30, 2016. Our total equity book value increased approximately 56.8% to $1.1 billion at June 30, 2017 from $687 million at June 30, 2016.
Dividends

Quarterly Dividends on Common Stock and Class A OP Units

On April 17, 2017, we declared a quarterly dividend on our Common Stock of $0.235 per share for the second quarter 2017. This represents a 16.0% increase in our common stock dividend from our second quarter 2016 common stock dividend of $0.2025 per share, and an annualized dividend growth rate of 14.8% since June 30, 2011, the first quarter end following our initial public offering in April 2011. The second quarter dividend was paid on July 14, 2017 to all stockholders of record on June 15, 2017. In conjunction with the Common Stock dividend, the Company's operating partnership declared a distribution on its Class A Units of $0.235 per unit for the second quarter 2017, which was paid on July 14, 2017 to all Class A Unit holders of record as of June 15, 2017.

Monthly Dividends on Series A Redeemable Preferred Stock

We declared and paid monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled approximately $15.1 million for the quarter ended June 30, 2017 and represents a 6% annual yield.

Conference Call and Supplemental Data

Preferred Apartment Communities will hold its quarterly conference call on Tuesday, August 1, 2017 at 11:00 a.m. Eastern Time to discuss its second quarter 2017 results. To participate in the conference call, please dial in to the following:

Live Conference Call Details
Domestic Dial-in Number: 1-(844) 890-1791
International Dial-in Number: 1-(412) 380-7408
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, August 1, 2017
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of Preferred Apartment Communities' second quarter conference call will be available online, on a listen-only basis, at the company's website, www.pacapts.com, under "Investors" and then click on the "Upcoming Events" link. A replay of the call will be archived on Preferred Apartment Communities' website under Investors/Audio Archive.

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2017 Guidance:

Net income (loss) per share - We are actively adding properties and real estate loan investments to our real estate portfolio and the specific timing of the closing of acquisitions is difficult to predict. Through December 31, 2016, the Company expensed property acquisition costs as incurred, which include costs such as due diligence, legal, certain accounting, environmental and consulting, when the acquisition constituted a business combination. Accounting Standards Update 2017-01, which was adopted by the Company effective January 1, 2017, will cause the Company to capitalize certain of these costs for transactions deemed to be asset acquisitions (which we believe our contemplated future acquisitions will be deemed to be) and amortize them over their estimated useful lives. Acquisition activity by its nature can cause material variation in our reported depreciation and amortization expense and interest income. Since net income (loss) per share is calculated net of depreciation and amortization expense, our net income (loss) results can fluctuate, possibly significantly, depending upon the timing of the closing of acquisitions. For this reason, we are unable to reasonably forecast this measure or provide a reconciliation of our projected Core FFO per share to this measure.
Core FFO per share - We currently project Core FFO to be in the range of $1.42 - $1.48 per share for the full year 2017.
Revenue - We currently project total revenues to be in the range of $285 million - $315 million for the full year 2017.

Core FFO, AFFO and FFO are all calculated after deductions for all preferred stock dividends. Reconciliations of net income (loss) attributable to common stockholders to Core FFO, AFFO and FFO appear on pages S-3 and S-4 of the attached report, as well as on the Company's website and is available using the following link:

http://investors.pacapts.com/download/2Q17_Earnings_and_Supplemental_Data.pdf

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements.  Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Supplemental Financial Data Report.

We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016 that was filed with the Securities and Exchange Commission, or SEC, on March 1, 2017, which discuss various factors that could adversely affect our financial results. Such risk factors and information may be updated or supplemented by our Form 10-Q and Form 8-K filings and other documents filed from time to time with the SEC.

Additional Information

The SEC has declared effective the registration statement filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company

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and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, Preferred Capital Securities, LLC, with respect to the mShares Offering and the $1.5 Billion Unit Offering, and JonesTrading Institutional Services LLC, with respect to the Common Stock ATM Offering, will arrange to send you a prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The prospectus supplement for the Common Stock ATM Offering, dated July 10, 2017, including a base prospectus, dated May 17, 2016, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000110/atmprospectusspring2017.htm

The final prospectus for the mShares Offering, dated January 19, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000008/a424prospectus-mshares1.htm

The final prospectus for the $1.5 Billion Unit Offering, dated March 16, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000061/a424prospectus-15bseriesar.htm

For further information:

Leonard A. Silverstein, President and Chief Operating Officer
Preferred Apartment Communities, Inc.
lsilverstein@pacapts.com
+1-770-818-4147

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PREFERRED APARTMENT | COMMUNITIES®

A PUBLICLY TRADED COMPANY (NYSE: APTS)

Q2 | 17

SUPPLEMENTAL FINANCIAL DATA

SOARING

APTS LISTED NYSE

SECOND QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 7

Table of Contents

Consolidated Statements of Operations	S-2
Reconciliations of FFO, Core FFO, and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-3
Notes to Reconciliation of FFO, Core FFO, and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-5
Consolidated Balance Sheets	S-7
Consolidated Statements of Cash Flows	S-8
Real Estate Loan Investment Portfolio	S-9
Mortgage Indebtedness	S-11
Multifamily Communities	S-14
Capital Expenditures	S-15
Grocery-Anchored Shopping Center Portfolio	S-17
Office Building Portfolio	S-18
Multifamily Same Store Financial Data	S-19
Definitions of Non-GAAP Measures	S-20

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Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)
	Three months ended June 30,
	2017	2016
Revenues:
Rental revenues	$48,241,306	$30,966,738
Other property revenues	8,821,245	4,308,360
Interest income on loans and notes receivable	8,490,327	6,847,724
Interest income from related parties	5,338,035	3,731,122
Total revenues	70,890,913	45,853,944

Operating expenses:
Property operating and maintenance	7,198,159	4,356,923
Property salary and benefits reimbursement to related party	3,218,870	2,516,605
Property management fees	2,060,774	1,356,409
Real estate taxes	7,680,277	5,494,608
General and administrative	1,653,999	1,191,520
Equity compensation to directors and executives	871,153	618,867
Depreciation and amortization	28,457,001	17,969,975
Acquisition and pursuit costs	5,000	2,764,742
Asset management fees to related party	4,864,397	2,958,991
Insurance, professional fees, and other expenses	1,376,545	1,571,514

Total operating expenses	57,386,175	40,800,154
Contingent asset management and general and administrative expense fees	(170,838)	(451,684)

Net operating expenses	57,215,337	40,348,470
Operating income	13,675,576	5,505,474
Interest expense	16,397,895	9,559,501
Loss on extinguishment of debt	888,428	—

Net loss before gain on sale of real estate	(3,610,747)	(4,054,027)

Gain on sale of real estate	6,914,949	4,271,506

Net income	3,304,202	217,479
Consolidated net (income) attributable to non-controlling interests	(96,823)	(7,961)

Net income attributable to the Company	3,207,379	209,518

Dividends declared to Series A preferred stockholders	(15,235,138)	(9,444,282)
Earnings attributable to unvested restricted stock	(5,736)	(4,824)

Net loss attributable to common stockholders	$(12,033,495)	$(9,239,588)

Net loss per share of Common Stock available to common stockholders,
basic and diluted	$(0.40)	$(0.40)

Dividends per share declared on Common Stock	$0.235	$0.2025
Weighted average number of shares of Common Stock outstanding,
basic and diluted	29,893,736	23,325,663

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Reconciliation of FFO, Core FFO, and AFFO
to Net Income (Loss) Attributable to Common Stockholders (A)
		Three months ended June 30,
		2017	2016

Net loss attributable to common stockholders (See note 1)		$(12,033,495)	$(9,239,588)

Less:	Gain on sale of real estate	(6,914,949)	(4,271,506)
Add:	Loss attributable to non-controlling interests (See note 2)	96,823	7,961
	Depreciation of real estate assets	20,616,264	12,639,224
	Amortization of acquired real estate intangible assets and deferred leasing costs	7,670,002	5,194,303

FFO		9,434,645	4,330,394

Add:	Acquisition and pursuit costs	5,000	2,764,742
	Loan cost amortization on acquisition term note (See note 3)	43,231	32,974
	Amortization of loan coordination fees paid to the Manager (See note 4)	415,892	155,683
	Mortgage loan refinancing and extinguishment costs (See note 5)	1,058,055	—
	Costs incurred from extension of management agreement with advisor (See note 6)	—	309,774
	Contingent fees paid on sale of real estate (See note 7)	386,570	—

Core FFO		11,343,393	7,593,567

Add:	Non-cash equity compensation to directors and executives	871,153	618,867
	Amortization of loan closing costs (See note 8)	1,053,448	513,455
	Depreciation/amortization of non-real estate assets	170,735	136,448
	Net loan fees received (See note 9)	417,444	422,857
	Accrued interest income received (See note 10)	2,794,776	2,667,051
	Amortization of lease inducements (See note 11)	92,471	—
Less:	Non-cash loan interest income (See note 9)	(4,349,044)	(3,268,168)
	Cash paid for loan closing costs	—	(9,042)
	Amortization of acquired above and below market lease intangibles
	and straight-line rental revenues (See note 12)	(1,739,642)	(577,437)
	Amortization of deferred revenues (See note 13)	(169,890)	—
	Normally recurring capital expenditures and leasing costs (See note 14)	(971,595)	(698,527)

AFFO		$9,513,249	$7,399,071

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$7,539,376	$4,772,587
	Distributions to Unitholders (See note 2)	211,781	179,449
	Total	$7,751,157	$4,952,036

Common Stock dividends and Unitholder distributions per share		$0.235	$0.2025

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.31	$0.18
Core FFO per weighted average basic share of Common Stock and Unit outstanding		$0.37	$0.31
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.31	$0.31

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:	29,893,736	23,325,663
	Common Stock	902,415	886,346
	Class A Units	30,796,151	24,212,009
	Common Stock and Class A Units

	Diluted Common Stock and Class A Units (B)	32,626,680	25,461,338

Actual shares of Common Stock outstanding, including 24,408 and 30,990 unvested shares
of restricted Common Stock at June 30, 2017 and 2016, respectively		32,444,799	23,723,168
Actual Class A Units outstanding		901,195	886,168
	Total	33,345,994	24,609,336

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 2.93% weighted average non-controlling interest in the Operating Partnership for the three-month period ended June 30, 2017.

(B) Since our Core FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO, Core FFO and AFFO to Net Loss Attributable to Common Stockholders on page S-5.

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Reconciliation of FFO, Core FFO, and AFFO
to Net Income (Loss) Attributable to Common Stockholders (A)

		Six months ended June 30,
		2017	2016

Net income (loss) attributable to common stockholders (See note 1)		$2,641,167	$(20,423,703)

Less:	Gain on sale of real estate	(37,639,009)	(4,271,506)
Add:	Income (loss) attributable to non-controlling interests (See note 2)	1,095,889	(80,600)
	Depreciation of real estate assets	38,747,800	23,722,849
	Amortization of acquired real estate intangible assets and deferred leasing costs	14,201,962	9,333,053

FFO		19,047,809	8,280,093

Add:	Acquisition and pursuit costs	14,002	5,528,327
	Loan cost amortization on acquisition term note (See note 3)	70,168	112,807
	Amortization of loan coordination fees paid to the Manager (See note 4)	771,441	263,527
	Mortgage loan refinancing and extinguishment costs (See note 5)	1,058,055	—
	Costs incurred from extension of management agreement with advisor (See note 6)	—	421,387
	Contingent fees paid on sale of real estate (See note 7)	386,570	—

Core FFO		21,348,045	14,606,141

Add:	Non-cash equity compensation to directors and executives	1,744,255	1,229,292
	Amortization of loan closing costs (See note 8)	1,851,146	1,016,985
	Depreciation/amortization of non-real estate assets	333,428	260,799
	Net loan fees received (See note 9)	417,444	1,124,226
	Accrued interest income received (See note 10)	5,318,808	6,875,957
	Amortization of lease inducements (See note 11)	92,471	—
Less:	Non-cash loan interest income (See note 9)	(8,647,546)	(6,507,078)
	Cash paid for loan closing costs	—	(13,276)
	Amortization of acquired above and below market lease intangibles
	and straight-line rental revenues (See note 12)	(3,556,272)	(1,071,669)
	Amortization of deferred revenues (See note 13)	(169,890)	—
	Normally recurring capital expenditures and leasing costs (See note 14)	(1,817,511)	(1,186,439)

AFFO		$16,914,378	$16,334,938

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$13,510,034	$9,208,076
	Distributions to Unitholders (See note 2)	410,523	296,844
	Total	$13,920,557	$9,504,920

Common Stock dividends and Unitholder distributions per share		$0.455	$0.395

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.65	$0.35
Core FFO per weighted average basic share of Common Stock and Unit outstanding		$0.73	$0.61
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.58	$0.68

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:	28,423,171	23,154,702
	Common Stock	914,130	751,489
	Class A Units	29,337,301	23,906,191
	Common Stock and Class A Units

	Diluted Common Stock and Class A Units (B)	30,855,196	24,916,652

Actual shares of Common Stock outstanding, including 24,408 and 30,990 unvested shares
of restricted Common Stock at June 30, 2017 and 2016, respectively		32,444,799	23,723,168
Actual Class A Units outstanding		901,195	886,168
	Total	33,345,994	24,609,336
(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 3.12% weighted average non-controlling interest in the Operating Partnership for the six-month period ended June 30, 2017.

(B) Since our Core FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO, Core FFO and AFFO to Net Loss Attributable to Common Stockholders on page S-5.

SECOND QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 4

Notes to Reconciliations of FFO, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders

1)
Rental and other property revenues and expenses for the three-month and six-month periods ended June 30, 2017 include activity for the multifamily community and two grocery-anchored shopping centers acquired during the second quarter 2017 only from their respective dates of acquisition. In addition, the second quarter 2017 period includes a full quarter of activity for the five multifamily communities, nine grocery-anchored shopping centers, one student housing property and three office buildings acquired during the last two quarters of 2016 and first quarter of 2017. Rental and other property revenues and expenses for the three-month period ended June 30, 2016 include activity for the multifamily community, student housing property and seven grocery-anchored shopping centers only from their respective dates of acquisition during the second quarter 2016.

2)
Non-controlling interests in our Operating Partnership consisted of a total of 901,195 Class A Units as of June 30, 2017. Included in this total are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center. The remaining Class A units were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 2.93% and 3.66% for the three-month periods ended June 30, 2017 and 2016, respectively.

3)
We incurred loan closing costs for the acquisition of the Village at Baldwin Park multifamily community during the first quarter 2016, which were funded by our $35 million acquisition term loan facility, or 2016 Term Loan, and on our $11 million term note, which we used to finance the acquisition of our Anderson Central grocery-anchored shopping center. These costs were deferred and are being amortized over the lives of the two instruments. The amortization expense of these deferred costs is an additive adjustment in the calculation of Core FFO.

4)
As of January 1, 2016, we pay loan coordination fees to Preferred Apartment Advisors, LLC, our Manager, related to obtaining mortgage financing for acquired properties. Loan coordination fees were introduced to replace acquisition fees and to more accurately reflect the administrative effort involved in arranging debt financing for acquired properties. The portion of the loan coordination fees attributable to the financing are amortized over the lives of the respective mortgage loans, and this non-cash amortization expense is an addition to FFO in the calculation of Core FFO. At June 30, 2017, aggregate unamortized loan coordination fees were approximately $10.7 million, which will be amortized over a weighted average remaining loan life of approximately 11.0 years.

5)
The adjustment consists of a loan prepayment penalty and other charges related to the refinancing of our Stone Creek multifamily community which totaled $888,428 and for the refinancing of our 525 Avalon multifamily community of $169,627.

6)	We incurred legal costs pertaining to the extension of our management agreement with our Manager. The three-year extension was effective as of June 3, 2016.

7)
On May 25, 2017,we closed on the sale of our Enclave at Vista Ridge multifamily community to an unrelated third party.  At such date, the Manager collected a cumulative total of approximately $390,000 of contingent fees.  The sales transaction, and the fact that the Company’s capital contributions for the Enclave at Vista Ridge property achieved a greater than 7% annual rate of return, triggered the fees to become immediately due and payable to the Manager at the closing of the sale transaction.  The recognition of these fees are added to FFO in the calculation of Core FFO as they are not likely to occur on a regular basis.

8)
We incur loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired real estate assets, and also for occasional amendments to our $150 million syndicated revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. These loan closing costs are also amortized over the lives of the respective loans and the Revolving Line of Credit, and this non-cash amortization expense is an addition to Core FFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At June 30, 2017, aggregate unamortized loan costs were approximately $15.8 million, which will be amortized over a weighted average remaining loan life of approximately 7.7 years.

9)
We receive loan origination fees in conjunction with the origination of certain real estate loan investments. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received after the payment of loan origination fees to our Manager are additive adjustments in the calculation of AFFO. Correspondingly, the amortized non-cash income is a deduction in the calculation of AFFO. We also accrue over the lives of certain loans additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold to a third party.

10)
The Company records deferred interest revenue over the lives of certain of its real estate loans. This adjustment reflects the receipt during the periods presented of interest income which was earned and accrued prior to those periods presented on various real estate loans.

SECOND QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 5

11)	This adjustment removes the non-cash amortization of costs incurred to induce tenants to lease space in our office buildings and grocery-anchored shopping centers.

12)
This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with the Company’s acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for grocery-anchored shopping center assets and office buildings. At June 30, 2017, the balance of unamortized below-market lease intangibles was approximately $29.1 million, which will be recognized over a weighted average remaining lease period of approximately 9.4 years.

13)	This adjustment removes the non-cash amortization of deferred revenue recorded by us in conjunction with Company-owned lessee-funded tenant improvements in our office buildings.

14)
We deduct from Core FFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures, which totaled $3,836,457 and $1,525,336 for the three-month periods ended June 30, 2017 and 2016, respectively and $6,146,260 and $3,119,183 for the six-month periods ended June 30, 2017 and 2016, respectively. This adjustment also deducts from Core FFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers and office buildings.

See Definitions of Non-GAAP Measures beginning on page S-20.

SECOND QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 6

Preferred Apartment Communities, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Real estate
Land	$311,350,832	$299,547,501
Building and improvements	1,621,575,150	1,513,293,760	(1)
Tenant improvements	33,544,458	23,642,361	(1)
Furniture, fixtures, and equipment	149,377,900	126,357,742
Construction in progress	13,045,259	2,645,634
Gross real estate	2,128,893,599	1,965,486,998
Less: accumulated depreciation	(127,310,989)	(103,814,894)
Net real estate	2,001,582,610	1,861,672,104
Real estate loan investments, net of deferred fee income	234,031,624	201,855,604
Real estate loan investments to related parties, net	159,357,590	130,905,464
Total real estate and real estate loan investments, net	2,394,971,824	2,194,433,172

Cash and cash equivalents	13,055,897	12,321,787
Restricted cash	47,905,398	55,392,984
Notes receivable	17,296,399	15,499,699
Note receivable and revolving line of credit due from related party	22,620,235	22,115,976
Accrued interest receivable on real estate loans	24,871,043	21,894,549
Acquired intangible assets, net of amortization	81,455,656	79,156,400
Deferred loan costs on Revolving Line of Credit, net of amortization	1,736,201	1,768,779
Deferred offering costs	5,351,680	2,677,023
Tenant lease inducements, net	7,408,163	261,492
Tenant receivables and other assets	22,860,026	15,310,741

Total assets	$2,639,532,522	$2,420,832,602

Liabilities and equity
Liabilities
Mortgage notes payable, net of deferred loan costs	$1,400,670,042	$1,305,870,471
Revolving line of credit	38,500,000	127,500,000
Term note payable, net of deferred loan costs	10,994,410	10,959,905
Real estate loan investment participation obligation	18,598,928	20,761,819
Deferred revenue	16,029,840	—
Accounts payable and accrued expenses	25,525,913	20,814,910
Accrued interest payable	3,443,723	3,541,640
Dividends and partnership distributions payable	12,731,472	10,159,629
Acquired below market lease intangibles, net of amortization	29,065,548	29,774,033
Security deposits and other liabilities	6,571,096	6,189,033
Total liabilities	1,562,130,972	1,535,571,440

Commitments and contingencies
Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 3,050,000 shares authorized; 1,064,054 and 924,855 shares issued; 1,043,551 and 914,422
shares outstanding at June 30, 2017 and December 31, 2016, respectively	10,436	9,144
Series M Redeemable Preferred Stock, $0.01 par value per share; 500,000 shares authorized; 7,850 and 0 shares issued and outstanding
at June 30, 2017 and December 31, 2016, respectively	79	—
Common Stock, $0.01 par value per share; 400,066,666 shares authorized;
32,420,391 and 26,498,192 shares issued and outstanding at
June 30, 2017 and December 31, 2016, respectively	324,204	264,982
Additional paid-in capital	1,065,382,200	906,737,470
Accumulated earnings (deficit)	9,038,150	(23,231,643)
Total stockholders' equity	1,074,755,069	883,779,953
Non-controlling interest	2,646,481	1,481,209
Total equity	1,077,401,550	885,261,162

Total liabilities and equity	$2,639,532,522	$2,420,832,602
(1) In the Company's Annual Report on Form 10-K for the year ended December 31, 2016, the Company reported an amount of tenant improvements on its acquisition of the Three Ravinia office building that should have been classified as building and improvements. Adjusted amounts are shown here.

SECOND QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 7

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
	2017	2016
Operating activities:
Net income (loss )	$33,365,682	$(3,172,011)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depreciation expense	39,063,687	23,973,536
Amortization expense	14,219,503	9,343,165
Amortization of above and below market leases	(1,561,873)	(593,455)
Deferred revenues and fee income amortization	(804,532)	(492,490)
Lease incentive cost amortization	92,471	—
Deferred loan cost amortization	2,649,602	1,393,318
(Increase) decrease in accrued interest income on real estate loans	(2,976,494)	543,167
Equity compensation to executives, directors and consultants	1,744,255	1,256,296
Other	189,400	(1,067)
Gain on sale of real estate	(37,639,009)	(4,271,506)
Loss on extinguishment of debt	888,428	—
Changes in operating assets and liabilities:
(Increase) decrease in tenant receivables and other assets	(3,619,041)	433,419
(Increase) in tenant lease incentives	(7,239,142)	—
Increase in accounts payable and accrued expenses	4,136,539	3,374,618
(Decrease) increase in accrued interest and other liabilities	(159,833)	1,072,770
Net cash provided by operating activities	42,349,643	32,859,760

Investing activities:
Investment in real estate loans	(70,319,643)	(75,603,964)
Repayments of real estate loans	9,866,000	27,695,229
Notes receivable issued	(3,728,561)	(8,051,980)
Notes receivable repaid	1,967,124	9,615,213
Note receivable issued to and draws on line of credit by related party	(14,978,535)	(18,653,990)
Repayments of line of credit by related party	14,254,008	13,842,681
Loan origination fees received	834,888	2,249,137
Loan origination fees paid to Manager	(417,444)	(1,124,226)
Acquisition of properties	(191,992,655)	(404,186,508)
Disposition of properties, net	118,241,692	10,606,386
Additions to real estate assets - improvements	(7,763,257)	(3,990,551)
Deposits paid on acquisitions	(919,534)	(11,194,950)
Decrease in restricted cash	7,108,164	(4,291,485)
Net cash used in investing activities	(137,847,753)	(463,089,008)

Financing activities:
Proceeds from mortgage notes payable	156,280,000	249,840,000
Payment for mortgage notes payable	(116,052,865)	(4,692,524)
Payments for deposits and other mortgage loan costs	(6,038,969)	(9,616,676)
Payments for mortgage prepayment costs	(817,313)	—
Proceeds from real estate loan participants	165,840	135,398
Payments to real estate loan participants	(2,466,500)	—
Proceeds from lines of credit	97,000,000	195,500,000
Payments on lines of credit	(186,000,000)	(201,500,000)
Proceeds from term loan	—	46,000,000
Repayment of the term loan	—	(5,000,000)
Proceeds from sales of Units, net of offering costs and redemptions	128,699,644	180,446,649
Proceeds from sales of Common Stock	56,115,635	—
Proceeds from exercises of warrants	14,900,868	9,380,346
Common stock dividends paid	(11,711,273)	(8,750,488)
Preferred stock dividends paid	(28,990,642)	(16,284,348)
Distributions to non-controlling interests	(393,699)	(170,630)
Payments for deferred offering costs	(4,458,506)	(1,780,973)
Net cash provided by financing activities	96,232,220	433,506,754

Net increase (decrease) in cash and cash equivalents	734,110	3,277,506
Cash and cash equivalents, beginning of year	12,321,787	2,439,605
Cash and cash equivalents, end of year	$13,055,897	$5,717,111

SECOND QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 8

Real Estate Loan Investments

The following tables present details pertaining to our portfolio of fixed rate, interest-only real estate loan investments.

Project/Property	Location	Maturity date	Optional extension date	Total loan commitments	Carrying amount (1) as of			Current / deferred interest % per annum
					June 30, 2017		December 31, 2016

Multifamily communities:
Founders Village	Williamsburg, VA	—	N/A	$—	$—	(2)	$9,866,000	—
Encore	Atlanta, GA	4/8/2019	10/8/2020	10,958,200	10,958,200		10,958,200	8.5 / 5
Encore Capital	Atlanta, GA	4/8/2019	10/8/2020	9,758,200	7,124,104		6,748,380	8.5 / 5
Palisades	Northern VA	2/18/2018	8/18/2019	17,270,000	16,877,906		16,214,545	8 / 5
Fusion	Irvine, CA	5/31/2018	5/31/2020	63,911,961	54,523,182		49,456,067	8.5 / 7.5
Green Park	Atlanta, GA	12/1/2017	12/1/2019	13,464,372	13,464,372		13,464,372	8.5 / 5.83
Summit Crossing III	Atlanta, GA	2/26/2018	2/26/2020	7,246,400	7,246,400		7,246,400	8.5 / 7.5
Overture	Tampa, FL	7/21/2018	7/21/2020	6,920,000	6,390,213		6,123,739	8.5 / 7.5
Aldridge at Town Village	Atlanta, GA	12/27/2017	12/27/2019	10,975,000	10,975,000		10,656,171	8.5 / 6
Bishop Street	Atlanta, GA	2/18/2020	N/A	12,693,457	11,630,285		11,145,302	8.5 / 6.5
Hidden River	Tampa, FL	12/3/2018	12/3/2020	4,734,960	4,734,960		4,734,960	8.5 / 6.5
Hidden River Capital	Tampa, FL	12/4/2018	12/4/2020	5,380,000	4,827,547		4,626,238	8.5 / 6.5
CityPark II	Charlotte, NC	1/7/2019	1/7/2021	3,364,800	3,364,800		3,364,800	8.5 / 6.5
CityPark II Capital	Charlotte, NC	1/8/2019	1/31/2021	3,916,000	3,470,383		3,325,668	8.5 / 6.5
Park 35 on Clairmont	Birmingham, AL	6/26/2018	6/26/2020	21,060,160	20,657,297		19,795,886	8.5 / 2
Fort Myers	Fort Myers, FL	9/25/2017	N/A	4,000,000	3,880,810		3,654,621	12 / 0
Wiregrass	Tampa, FL	5/15/2020	5/15/2023	14,975,853	11,187,948		1,862,548	8.5 / 6.5
Wiregrass Capital	Tampa, FL	5/15/2020	5/15/2023	3,744,147	3,410,327		3,268,114	8.5 / 6.5
360 Forsyth	Atlanta, GA	12/1/2017	N/A	3,225,000	2,702,901		2,520,420	12 / 0
Berryessa	San Jose, CA	4/19/2018	N/A	31,509,000	28,980,430		—	10.5 / 0
Brentwood	Nashville, TN	6/1/2018	N/A	2,376,000	2,108,579		—	12 / 0

Student housing properties:
Haven West	Atlanta, GA	6/2/2018	N/A	6,940,795	6,784,167		6,784,167	8 / 6
Haven 12	Starkville, MS	12/16/2017	11/30/2020	6,116,384	5,815,849		5,815,849	8.5 / 6.5
Stadium Village	Atlanta, GA	11/27/2017	N/A	13,424,995	13,329,868		13,329,868	8.5 / 5.83
18 Nineteen	Lubbock, TX	4/9/2018	4/9/2020	15,598,352	15,584,017		15,584,017	8.5 / 6
Haven South	Waco, TX	5/1/2018	5/1/2019	15,455,668	15,422,521		15,301,876	8.5 / 6
Haven46	Tampa, FL	3/29/2019	9/29/2020	9,819,662	9,609,792		9,136,847	8.5 / 5
Haven Northgate	College Station, TX	6/20/2019	6/20/2020	64,678,549	60,872,744		46,419,194	7.06 / 1.5
Lubbock II	Lubbock, TX	4/20/2019	N/A	9,357,171	9,170,010		8,770,838	8.5 / 5
Haven Charlotte	Charlotte, NC	12/22/2019	12/22/2021	19,581,593	1,629,946		5,781,295	8.5 / 6.5
Haven Charlotte Member	Charlotte, NC	12/22/2019	12/22/2021	8,201,170	7,432,323		—	8.5 / 6.5

New Market Properties:
Dawson Marketplace	Atlanta, GA	11/15/2018	11/15/2020	12,857,005	12,857,005		12,613,860	8.5 / 5

Other:
Crescent Avenue	Atlanta, GA	1/31/2018	N/A	8,500,000	8,000,000		6,000,000	10 / 5

				$442,014,854	395,023,886		334,570,242
Unamortized loan origination fees					(1,634,672)		(1,809,174)
Carrying amount					$393,389,214		$332,761,068

(1) Carrying amounts presented per loan are amounts drawn, exclusive of deferred fee revenue.
(2) The loan extended to Founders Village, with a total commitment of $10.3 million, was paid off during the first quarter.

SECOND QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 9

We hold options, but not obligations, to purchase certain of the properties which are partially financed by our real estate loan investments. The option purchase prices are negotiated at the time of the loan closing and are to be calculated based upon market cap rates at the time of exercise of the purchase option, less a discount ranging from between 15 and 60 basis points, depending on the loan.

		Total units upon	Purchase option window
Project/Property	Location	completion (1)	Begin	End

Multifamily communities:
Encore	Atlanta, GA	339	1/8/2018	5/8/2018
Palisades	Northern VA	304	3/1/2018	7/31/2018
Fusion	Irvine, CA	280	1/1/2018	4/1/2018
Green Park	Atlanta, GA	310	11/1/2017	2/28/2018
Summit Crossing III	Atlanta, GA	172	8/1/2017	11/1/17	(2)
Overture	Tampa, FL	180	1/1/2018	5/1/2018
Aldridge at Town Village	Atlanta, GA	300	11/1/2017	2/28/2018
Bishop Street	Atlanta, GA	232	10/1/2018	12/31/2018
Hidden River	Tampa, FL	300	9/1/2018	12/31/2018
CityPark II	Charlotte, NC	200	5/1/2018	8/31/2018
Park 35 on Clairmont	Birmingham, AL	271	S + 90 days (3)	S + 150 days (3)
Fort Myers	Fort Myers, FL	224	N/A	N/A
Wiregrass	Tampa, FL	392	S + 90 days (3)	S + 150 days (3)
360 Forsyth	Atlanta, GA	356	N/A	N/A
Berryessa	San Jose, CA	551	N/A	N/A
Brentwood	Nashville, TN	301	N/A	N/A

Student housing properties:
Haven West	Atlanta, GA	160	N/A	N/A
Haven 12	Starkville, MS	152	9/1/2017	11/30/2017
Stadium Village	Atlanta, GA	198	9/1/2017	11/30/2017
18 Nineteen	Lubbock, TX	217	10/1/2017	12/31/2017
Haven South	Waco, TX	250	10/1/2017	12/31/2017
Haven46	Tampa, FL	158	11/1/2018	1/31/2019
Haven Northgate	College Station, TX	427	10/1/2018	12/31/2018
Lubbock II	Lubbock, TX	140	11/1/2018	1/31/2019
Haven Charlotte	Charlotte, NC	332	12/1/2019	2/28/2020

New Market Properties:
Dawson Marketplace (4)	Atlanta, GA	—	12/16/2017	12/15/2018

		6,746

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.
(2) Effective July 31, 2017, the option period window was amended to be November 1, 2017 through February 28, 2018.
(3) The option period window begins and ends at the number of days indicated beyond the achievement of a 93% stabilization rate by the underlying property.
(4) The Dawson Marketplace grocery-anchored shopping center and outparcels covered under our purchase option will consist of approximately 200,000 square feet of gross leasable area, which excludes 123,590 square feet owned by the grocery anchor.

SECOND QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 10

Mortgage Indebtedness

The following table presents certain details regarding our mortgage notes payable:

		Principal balance as of							Interest only through date (1)
	Acquisition/ refinancing date	June 30, 2017		December 31, 2016	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR

Multifamily communities:
Stone Rise	7/3/2014	$24,213,618		$24,485,726	8/1/2019	2.89%	Fixed rate		8/31/2015
Summit Crossing	4/21/2011	19,860,318		20,034,920	5/1/2018	4.71%	Fixed rate		5/1/2014
Summit Crossing secondary financing	8/28/2014	5,012,186		5,057,941	9/1/2019	4.39%	Fixed rate		N/A
Summit II	3/20/2014	13,357,000		13,357,000	4/1/2021	4.49%	Fixed rate		4/30/2019
Ashford Park	1/24/2013	—	(2)	25,626,000	2/1/2020	3.13%	Fixed rate		2/28/2018
Ashford Park secondary financing	8/28/2014	—	(2)	6,404,575	2/1/2020	4.13%	Fixed rate		N/A
McNeil Ranch	1/24/2013	13,646,000		13,646,000	2/1/2020	3.13%	Fixed rate		2/28/2018
Lake Cameron	1/24/2013	19,773,000		19,773,000	2/1/2020	3.13%	Fixed rate		2/28/2018
Enclave at Vista Ridge	9/26/2014	—	(3)	24,862,000	10/1/2021	3.68%	Fixed rate		10/31/2017
Sandstone	9/26/2014	—	(4)	30,894,890	10/1/2019	3.18%	Fixed rate		N/A
Stoneridge	9/26/2014	26,434,325		26,729,985	10/1/2019	3.18%	Fixed rate		N/A
Vineyards	9/26/2014	34,775,000		34,775,000	10/1/2021	3.68%	Fixed rate		10/31/2017
Avenues at Cypress	2/13/2015	21,906,503		22,135,938	9/1/2022	3.43%	Fixed rate		N/A
Avenues at Northpointe	2/13/2015	27,742,905		27,878,000	3/1/2022	3.16%	Fixed rate		3/31/2017
Venue at Lakewood Ranch	5/21/2015	29,650,431		29,950,413	12/1/2022	3.55%	Fixed rate		N/A
Aster Lely	6/24/2015	32,799,051		33,120,899	7/5/2022	3.84%	Fixed rate		N/A
CityPark View	6/30/2015	21,264,437		21,489,269	7/1/2022	3.27%	Fixed rate		N/A
Avenues at Creekside	7/31/2015	40,936,474		41,349,590	8/1/2024	2.83%	160	(5)	8/31/2016
Citi Lakes	9/3/2015	42,839,836		43,309,606	4/1/2023	3.40%	217	(6)	N/A
Stone Creek	6/22/2017	20,600,000		16,497,919	7/1/2052	3.22%	Fixed rate		N/A
Lenox Village Town Center	12/21/2015	30,365,048		30,717,024	5/1/2019	3.82%	Fixed rate		N/A
Lenox Village III	12/21/2015	17,964,720		18,125,780	1/1/2023	4.04%	Fixed rate		N/A
Overton Rise	2/1/2016	40,348,086		40,712,134	8/1/2026	3.98%	Fixed rate		N/A
Baldwin Park	1/5/2016	73,910,000		73,910,000	1/5/2019	3.13%	190		1/5/2019
Baldwin Park secondary financing	1/5/2016	3,890,000		3,890,000	1/5/2019	11.13%	990		1/5/2019
Crosstown Walk	1/15/2016	31,778,875		32,069,832	2/1/2023	3.90%	Fixed rate		N/A
Avalon Park	6/15/2017	67,380,000	(7)	61,750,000	7/1/2024	3.98%	Fixed rate		N/A
Avalon Park secondary financing	5/31/2016	—	(7)	3,250,000	6/5/2019	11.98%	1100		N/A
City Vista	7/1/2016	35,405,459		35,734,946	7/1/2026	3.68%	Fixed rate		N/A
Sorrel	8/24/2016	33,122,776		33,442,303	9/1/2023	3.44%	Fixed rate		N/A
Citrus Village	3/3/2017	30,250,000		—	6/10/2023	3.65%	Fixed rate		6/09/2017

SECOND QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 11

Table continued from previous page		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	June 30, 2017	December 31, 2016	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
Retreat at Greystone	3/24/2017	35,210,000	—	3/1/2022	3.03%	185		2/28/2022
Founders Village	3/31/2017	31,522,474	—	4/1/2027	4.31%	Fixed rate		N/A
Claiborne Crossing	4/26/2017	27,006,350	—	6/1/2054	2.89%	Fixed rate		N/A

Total multifamily communities		852,964,872	814,980,690

Grocery-anchored shopping centers:
Spring Hill Plaza	9/5/2014	9,572,055	9,672,371	10/1/2019	3.36%	N/A		10/31/2015
Parkway Town Centre	9/5/2014	6,961,494	7,034,452	10/1/2019	3.36%	N/A		10/31/2015
Woodstock Crossing	8/8/2014	3,015,653	3,041,620	9/1/2021	4.71%	N/A		N/A
Deltona Landings	9/30/2014	6,854,086	6,928,913	10/1/2019	3.48%	N/A		N/A
Powder Springs	9/30/2014	7,232,242	7,311,197	10/1/2019	3.48%	N/A		N/A
Kingwood Glen	9/30/2014	11,467,595	11,592,787	10/1/2019	3.48%	N/A		N/A
Barclay Crossing	9/30/2014	6,447,568	6,517,956	10/1/2019	3.48%	N/A		N/A
Sweetgrass Corner	9/30/2014	7,816,158	7,900,135	10/1/2019	3.58%	N/A		N/A
Parkway Centre	9/30/2014	4,490,608	4,539,632	10/1/2019	3.48%	N/A		N/A
The Market at Salem Cove	10/6/2014	9,505,761	9,586,678	11/1/2024	4.21%	N/A		11/30/2016
Independence Square	8/27/2015	12,089,068	12,208,524	9/1/2022	3.93%	N/A		9/30/2016
Royal Lakes Marketplace	9/4/2015	9,763,379	9,800,000	9/4/2020	3.72%	250		4/3/2017
The Overlook at Hamilton Place	12/22/2015	20,488,683	20,672,618	1/1/2026	4.19%	N/A		N/A
Summit Point	10/30/2015	12,379,115	12,546,792	11/1/2022	3.57%	N/A		N/A
East Gate Shopping Center	4/29/2016	5,649,748	5,719,897	5/1/2026	3.97%	N/A		N/A
Fury's Ferry	4/29/2016	6,526,433	6,607,467	5/1/2026	3.97%	N/A		N/A
Rosewood Shopping Center	4/29/2016	4,383,425	4,437,851	5/1/2026	3.97%	N/A		N/A
Southgate Village	4/29/2016	7,792,756	7,889,513	5/1/2026	3.97%	N/A		N/A
The Market at Victory Village	5/16/2016	9,250,000	9,250,000	9/11/2024	4.40%	N/A		10/10/2017
Wade Green Village	4/7/2016	8,043,299	8,116,465	5/1/2026	4.00%	N/A		N/A
Lakeland Plaza	7/15/2016	29,395,048	29,760,342	8/1/2026	3.85%	N/A		N/A
University Palms	8/8/2016	13,339,432	13,513,891	9/1/2026	3.45%	N/A		N/A
Cherokee Plaza	8/8/2016	25,662,371	26,017,293	9/1/2021	3.48%	225	(8)	N/A
Sandy Plains Exchange	8/8/2016	9,317,986	9,439,850	9/1/2026	3.45%	N/A		N/A
Thompson Bridge Commons	8/8/2016	12,456,675	12,619,589	9/1/2026	3.45%	N/A		N/A
Heritage Station	8/8/2016	9,219,901	9,340,483	9/1/2026	3.45%	N/A		N/A
Oak Park Village	8/8/2016	9,514,154	9,638,584	9/1/2026	3.45%	N/A		N/A
Shoppes of Parkland	8/8/2016	16,367,312	16,492,503	9/1/2023	4.67%	N/A		N/A
Champions Village	10/18/2016	27,400,000	27,400,000	11/1/2021	4.23%	300	(9)	11/1/2021
Castleberry-Southard	4/21/2017	11,483,401	—	5/1/2027	3.99%	N/A		N/A

SECOND QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 12

Table continued from previous page		Principal balance as of					Interest only through date (1)
	Acquisition/ refinancing date	June 30, 2017	December 31, 2016	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
Rockbridge Village	6/6/2017	14,250,000	—	7/5/2027	3.73%	N/A	N/A

Total Grocery-anchored shopping centers		348,135,406	325,597,403

Student housing properties:
North by Northwest	6/1/2016	33,135,183	33,499,754	9/1/2022	4.02%	N/A	N/A
Regents on University	2/28/2017	37,485,000	—	3/1/2022	3.23%	220	3/1/2022

Total student housing properties		70,620,183	33,499,754

Office buildings:
Brookwood Center	8/29/2016	32,400,000	32,400,000	9/10/2031	3.52%	N/A	10/9/2017
Galleria 75	11/4/2016	5,809,013	5,900,265	7/1/2022	4.25%	N/A	N/A
Three Ravinia	12/30/2016	115,500,000	115,500,000	1/1/2042	4.46%	N/A	1/31/2022

Total office buildings		153,709,013	153,800,265
Grand total		1,425,429,474	1,327,878,112
Less: deferred loan costs		(24,759,432)	(22,007,641)
Mortgage notes, net		$1,400,670,042	$1,305,870,471

Footnotes to Mortgage Notes Table

(1) Following the indicated interest only period (where applicable), monthly payments of accrued interest and principal are based on a 25 to 35-year amortization period through the maturity date.
(2) On March 7, 2017, the Company legally defeased the mortgage loan collateralized by its Ashford Park property, located in Atlanta, GA. In connection with the defeasance, the mortgage and other liens on the property were extinguished and all existing collateral, including various guarantees, were released. As a result of the defeasance, the Company incurred costs associated with a defeasance premium of $1.1 million plus a prepayment premium of approximately $0.4 million.

(3) On May 25, 2017, the Company legally defeased the mortgage loan collateralized by its Enclave at Vista Ridge property, located in Dallas, TX. In connection with the defeasance, the mortgage and other liens on the property were extinguished and all existing collateral, including various guarantees, were released. As a result of the defeasance, the Company incurred costs associated with a defeasance premium of $2.06 million.

(4) On January 20, 2017, the Company legally defeased the mortgage loan collateralized by its Sandstone property, located in Kansas City, KS. In connection with the defeasance, the mortgage and other liens on the property were extinguished and all existing collateral, including various guarantees, were released. As a result of the defeasance, the Company incurred costs associated with a defeasance premium of $1.4 million.

(5) The mortgage instrument was assumed as part of the sales transaction; the 1 Month LIBOR index is capped at 5.0%.
(6) The 1 Month LIBOR index is capped at 4.33%.
(7) On June 15, 2017, the two existing mortgage instruments were refinanced into a single mortgage in the amount of $67.38 million bearing interest at a fixed rate of 3.98% per annum.
(8) The interest rate has a floor of 2.7%.
(9) The interest rate has a floor of 3.25%.

SECOND QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 13

Multifamily Communities

					Three months ended June 30, 2017
Property	Location	Number of units		Average unit size (sq. ft.)	Average physical occupancy		Average rent per unit

Stone Rise	Philadelphia, PA	216		1,078	96.6%		$1,449
Summit Crossing	Atlanta, GA	485		1,053	97.5%		$1,130
Lake Cameron	Raleigh, NC	328		940	94.7%		$952
McNeil Ranch	Austin, TX	192		1,071	95.1%		$1,252
Avenues at Cypress	Houston, TX	240		1,170	94.4%		$1,384
Avenues at Northpointe	Houston, TX	280		1,167	92.5%		$1,299
Stoneridge Farms at the Hunt Club	Nashville, TN	364		1,153	94.3%		$1,067
Vineyards	Houston, TX	369		1,122	94.3%		$1,111
Aster at Lely Resort	Naples, FL	308		1,071	95.8%		$1,371
Venue at Lakewood Ranch	Sarasota, FL	237		1,001	93.7%		$1,523
Citi Lakes	Orlando, FL	346		984	93.8%		$1,351
Overton Rise	Atlanta, GA	294		1,018	96.1%		$1,436
Lenox Portfolio	Nashville, TN	474		861	96.1%		$1,188

Total/Avg PAC Same Store		4,133			95.1%

CityPark View	Charlotte, NC	284		948	—		$1,073
Avenues at Creekside	San Antonio, TX	395		974	—		$1,130
Stone Creek	Houston, TX	246		852	—		$1,019
Crosstown Walk	Tampa, FL	342		981	95.6%		$1,231
525 Avalon Park	Orlando, FL	487		1,394	—		$1,343
Sorrel	Jacksonville, FL	290		1,048	94.6%		$1,216
Retreat at Greystone	Birmingham, AL	312		1,100	—		$1,213
Broadstone at Citrus Village	Tampa, FL	296		980	—		$1,251
Founders Village	Williamsburg, VA	247		1,070	—		$1,343
Claiborne Crossing	Louisville, KY	242		1,204	—		n/a

Value-add project:
Village at Baldwin Park	Orlando, FL	528		1,069	—		$1,489

		3,669

Joint venture:
City Vista	Pittsburgh, PA	272		1,023	—		$1,351

Total PAC Non-Same Store		3,941
Average stabilized physical occupancy					95.1%	(1)	$1,234
Student housing communities:							Average rent per bed
North by Northwest	Tallahassee, FL	219	(2)	1,137	98.7%		$722
Regents on University	Tempe, AZ	225	(2)	1,296	94.1%		$713

Total All PAC units		8,518

(1) Excludes average occupancy for student housing communities.
(2) North by Northwest has 679 beds and Regents on University has 640 beds.

For the three-month period ended June 30, 2017, our average physical occupancy was 95.1%. We calculate average physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from

SECOND QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 14

the reporting period end date. For the three-month period ended June 30, 2017, our average economic occupancy was 94.8%. We define average economic occupancy as market rent reduced by vacancy losses, expressed as a percentage. All of our multifamily properties are included in these calculations except for properties which are not yet stabilized (which we define as properties having first achieved 93% physical occupancy for three full months in a quarter), properties which are owned for less than the entire reporting period and properties which are undergoing significant capital projects, have sustained significant casualty losses or are adding additional phases (Stone Creek, Village at Baldwin Park, 525 Avalon Park and CityPark View). We also exclude properties which are currently being marketed for sale, of which there were none at June 30, 2017.

Capital Expenditures

We regularly incur capital expenditures related to our owned properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents or retail tenants in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding.

Excluded from these deductions are capital expenditures made in our office and retail portfolios (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our Class A ownership standards (and which amounts were underwritten into the total investment at the time of acquisition), (iii) for property re-developments and repositionings and (iv) for building improvements that are recoverable from future operating cost savings. The addition of the "first generation" capital expenditures category has impacted the analysis of our retail-related tenant improvements and leasing costs, which were solely included under recurring capital expenditures in prior reporting periods.

For the three-month period ended June 30 2017, our capital expenditures were as follows:

	Nonrecurring/first generation capital expenditures			Recurring / second generation capital expenditures
	Budgeted at acquisition	Other	Total		Total

Multifamily Communities:
Summit Crossing	$—	$23,975	$23,975	$40,463	$64,438
Stone Rise	—	—	—	9,573	9,573
McNeil Ranch	—	21,156	21,156	34,743	55,899
Lake Cameron	—	8,197	8,197	46,128	54,325
Stoneridge Farms at the Hunt Club	—	235,255	235,255	35,008	270,263
Vineyards	—	14,748	14,748	62,004	76,752
Enclave	—	14,787	14,787	23,626	38,413
Cypress	—	1,670	1,670	7,879	9,549
Northpointe	—	5,763	5,763	27,538	33,301
Venue at Lakewood Ranch	—	—	—	31,049	31,049
Aster at Lely	147,205	4,100	151,305	15,366	166,671
CityPark View	—	6,981	6,981	594	7,575
Avenues at Creekside	—	30,086	30,086	16,357	46,443
Citi Lakes	—	7,892	7,892	25,298	33,190
Stone Creek	—	2,974	2,974	22,977	25,951
Lenox Portfolio	59,163	56,972	116,135	28,863	144,998
Village at Baldwin Park	715,840	9,554	725,394	45,378	770,772
Crosstown Walk	—	—	—	35,800	35,800
Overton Rise	—	2,317	2,317	10,596	12,913
525 Avalon Park	126,129	—	126,129	41,924	168,053
City Vista	15,109	—	15,109	5,242	20,351
Sorrel	133,572	3,570	137,142	9,302	146,444
Citrus Village	—	3,833	3,833	18,749	22,582
Retreat at Greystone	7,489	—	7,489	7,687	15,176

SECOND QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 15

Capital expenditures, continued	Nonrecurring/first generation capital expenditures			Recurring / second generation capital expenditures
	Budgeted at acquisition	Other	Total		Total

Founders Village	13,548	—	13,548	3,664	17,212
Claiborne Crossing	23,161	—	23,161	1,184	24,345

Total multifamily communities	1,241,216	453,830	1,695,046	606,992	2,302,038

Grocery-anchored shopping centers:
Woodstock Crossing	—	1,020	1,020	627	1,647
Parkway Town Centre	—	92,970	92,970	—	92,970
Spring Hill Plaza	—	—	—	4,517	4,517
Barclay Crossing	—	—	—	4,855	4,855
Deltona Landings	—	6,120	6,120	—	6,120
Parkway Centre	—	—	—	2,840	2,840
Sweetgrass Corner	—	—	—	5,255	5,255
The Market at Salem Cove	—	—	—	41,365	41,365
Independence Square	—	16,174	16,174	18,417	34,591
Royal Lakes Marketplace	—	—	—	6,950	6,950
The Overlook at Hamilton Place	—	133,132	133,132	70,590	203,722
Wade Green Village	—	16,060	16,060	2,547	18,607
Anderson Central	—	—	—	4,638	4,638
East Gate Shopping Center	—	—	—	6,620	6,620
Fairview Market	—	—	—	29,369	29,369
Fury's Ferry	—	7,207	7,207	6,931	14,138
The Market at Victory Village	—	76,332	76,332	—	76,332
Lakeland Plaza	—	30,161	30,161	27,550	57,711
Cherokee Plaza	—	8,646	8,646	—	8,646
Heritage Station	—	51,027	51,027	—	51,027
Oak Park Village	—	—	—	11,737	11,737
Sandy Plains Exchange	—	1,020	1,020	2,196	3,216
Shoppes of Parkland	—	17,290	17,290	11,410	28,700
Thompson Bridge Commons	—	—	—	4,190	4,190
University Palms	—	5,206	5,206	4,478	9,684
Champions Village	547,248	—	547,248	27,978	575,226

Total grocery-anchored shopping centers	547,248	462,365	1,009,613	295,060	1,304,673

Student Housing:
North by Northwest	—	121,919	121,919	1,293	123,212
Regents on University	—	39,390	39,390	5,951	45,341

Total student housing properties	—	161,309	161,309	7,244	168,553

Office Buildings:
Brookwood Center	825	3,000	3,825	—	3,825
Galleria 75	—	5,834	5,834	62,299	68,133
Three Ravinia	675,521	285,309	960,830	—	960,830

Total office buildings	676,346	294,143	970,489	62,299	1,032,788

Grand total	$2,464,810	$1,371,647	$3,836,457	$971,595	$4,808,052

SECOND QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 16

Grocery-Anchored Shopping Center Portfolio

As of June 30, 2017, our grocery-anchored shopping center portfolio consisted of the following properties:

Property name	Location	Year built	GLA (1)	Percent leased	Grocery anchor tenant

Castleberry-Southard	Atlanta, GA	2006	80,018	93.0%	Publix
Cherokee Plaza	Atlanta, GA	1958	102,864	100.0%	Kroger
Lakeland Plaza	Atlanta, GA	1990	301,711	94.7%	Sprouts
Powder Springs	Atlanta, GA	1999	77,853	87.4%	Publix
Rockbridge Village	Atlanta, GA	2005	102,432	95.5%	Kroger
Royal Lakes Marketplace	Atlanta, GA	2008	119,493	83.6%	Kroger
Sandy Plains Exchange	Atlanta, GA	1997	72,784	93.2%	Publix
Summit Point	Atlanta, GA	2004	111,970	81.5%	Publix
Thompson Bridge Commons	Atlanta, GA	2001	92,587	97.3%	Kroger
Wade Green Village	Atlanta, GA	1993	74,978	89.7%	Publix
Woodstock Crossing	Atlanta, GA	1994	66,122	91.1%	Kroger
East Gate Shopping Center	Augusta, GA	1995	75,716	89.5%	Publix
Fury's Ferry	Augusta, GA	1996	70,458	100.0%	Publix
Parkway Centre	Columbus, GA	1999	53,088	97.4%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570	100.0%	Publix
Parkway Town Centre	Nashville, TN	2005	65,587	100.0%	Publix
The Market at Salem Cove	Nashville, TN	2010	62,356	97.8%	Publix
The Market at Victory Village	Nashville, TN	2007	71,300	98.5%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095	97.8%	The Fresh Market
Shoppes of Parkland	Miami-Ft. Lauderdale, FL	2000	145,720	100.0%	BJ's Wholesale Club
Barclay Crossing	Tampa, FL	1998	54,958	100.0%	Publix
Deltona Landings	Orlando, FL	1999	59,966	100.0%	Publix
University Palms	Orlando, FL	1993	99,172	98.4%	Publix
Champions Village	Houston, TX	1973	383,093	78.9%	Randalls
Kingwood Glen	Houston, TX	1998	103,397	100.0%	Kroger
Independence Square	Dallas, TX	1977	140,218	88.0%	Tom Thumb
Oak Park Village	San Antonio, TX	1970	64,287	100.0%	H.E.B.
Sweetgrass Corner	Charleston, SC	1999	89,124	98.6%	Bi-Lo
Anderson Central	Greenville Spartanburg, SC	1999	223,211	96.1%	Walmart
Fairview Market	Greenville Spartanburg, SC	1998	53,888	100.0%	Publix
Rosewood Shopping Center	Columbia, SC	2002	36,887	90.2%	Publix
Heritage Station	Raleigh, NC	2004	72,946	100.0%	Harris Teeter
Southgate Village	Birmingham, AL	1988	75,092	100.0%	Publix

Grand total/weighted average			3,477,941	93.5%

(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.

As of June 30, 2017, our grocery-anchored shopping center portfolio was 93.5% leased. We define percent leased as the percentage of gross leasable area that is leased, including noncancelable lease agreements that have been signed which have not yet commenced.

SECOND QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 17

Details regarding lease expirations (assuming no exercises of tenant renewal options) within our grocery-anchored shopping center portfolio as of June 30, 2017 were:

	Total grocery-anchored shopping center portfolio
	Number of leases	Leased GLA	Percent of leased GLA

Month to month	6	18,822	0.6%
2017	33	71,107	2.2%
2018	90	340,388	10.5%
2019	83	657,379	20.2%
2020	78	401,726	12.4%
2021	75	353,085	10.9%
2022	53	193,597	6.0%
2023	8	23,800	0.7%
2024	16	320,413	9.9%
2025	15	280,704	8.6%
2026	7	118,711	3.7%
2027+	22	471,109	14.3%

Total	486	3,250,841	100.0%

The Company's Quarterly Report on Form 10-Q for the second quarter 2017 will present income statements of New Market Properties, LLC within the Results of Operations section of Management's Discussion and Analysis of Financial Condition and Results of Operations.

Office Building Portfolio

As of June 30, 2017, our office building portfolio consisted of the following properties:

Property Name	Location	GLA	Percent leased
Three Ravinia	Atlanta, GA	814,000	98.0%
Brookwood Center	Birmingham, AL	169,000	100.0%
Galleria 75	Atlanta, GA	111,000	89.0%
		1,094,000	97.0%

The Company's office building portfolio includes the following significant tenants:

	Square footage	Percentage of total SF	Annual base rent
InterContinental Hotels Group	492,522	45.0%	$11,080,324
State Farm Mutual Automobile Insurance Company	183,168	16.7%	3,205,579
Access Insurance Holdings Inc	77,518	7.1%	1,042,629
Southern Natural Gas Company	63,113	5.8%	2,040,303
Surgical Care Affiliates	47,870	4.4%	1,381,249
	864,191	79.0%	$18,750,084

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The Company's leased square footage of its office building portfolio expires according to the following schedule:

Office Building portfolio
		Percent of
Year of lease expiration	Rentable square	rented
	feet	square feet
2017	32,481	3.1%
2018	12,154	1.2%
2019	13,044	1.2%
2020	91,615	8.7%
2021	217,000	20.6%
2022	7,030	0.7%
2023	56,644	5.4%
2024	19,147	1.8%
2025	47,870	4.5%
2026	—	—%
2027+	555,635	52.8%
Total	1,052,620	100.00%

Multifamily Same Store Financial Data

The following chart presents same store operating results for the Company’s multifamily communities that have been owned for at least 15 full months, enabling comparisons of the current year reporting period to the prior year comparative period. The Company excludes the same store operating results of properties for which construction of adjacent phases have commenced (the Company holds real estate loans partially supporting an additional phase of the CityPark View multifamily community, which is excluded as well). For the periods presented, same store operating results consist of the operating results of the following multifamily communities:

Stoneridge Farms at Hunt Club	Lake Cameron
Vineyards	Aster at Lely
McNeil Ranch	Venue at Lakewood Ranch
Avenues at Cypress	Lenox Portfolio
Avenues at Northpointe	Citi Lakes
Summit Crossing	Stone Rise
Overton Rise

Same store net operating income is a non-GAAP measure that is most directly comparable to net income (loss), with a reconciliation following below.

Same Store Net Operating Income

	Three months ended:
	6/30/2017	6/30/16	$ change	% change
Revenues:
Rental revenues	$14,616,414	$14,549,545	$66,869	0.5%
Other property revenues	1,568,671	1,620,965	(52,294)	(3.2)%
Total revenues	16,185,085	16,170,510	14,575	0.1%

Operating expenses:
Property operating and maintenance	2,148,542	2,013,646	134,896	6.7%
Payroll	1,384,240	1,340,208	44,032	3.3%
Property management fees	655,955	637,882	18,073	2.8%
Real estate taxes	2,193,377	2,461,835	(268,458)	(10.9)%
Other	668,379	669,366	(987)	(0.1)%
Total operating expenses	7,050,493	7,122,937	(72,444)	(1.0)%

Same store net operating income	$9,134,592	$9,047,573	$87,019	1.0%

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Reconciliation of Same Store Net Operating Income (NOI) to Net Income (Loss)

	Three months ended:
	6/30/2017	6/30/16

Same store net operating income	$9,134,592	$9,047,573
Add:
Non-same-store property revenues	40,877,465	19,104,589
Less:
Non-same-store property operating expenses	15,346,129	7,996,965

Property net operating income	34,665,928	20,155,197
Add:
Interest revenue on notes receivable	8,490,327	6,847,724
Interest revenue on related party notes receivable	5,338,035	3,731,122
Less:
Equity stock compensation	871,153	618,867
Depreciation and amortization	28,457,001	17,969,975
Interest expense	16,397,895	9,559,501
Acquisition costs	5,000	2,764,742
Management fees	4,864,397	2,958,991
Insurance, professional fees and other	792,001	1,367,678
Gain on sale of real estate	6,914,949	4,271,506
Loss on extinguishment of debt	(888,428)	—
Contingent asset management and general and administrative expense fees	170,838	451,684

Net income (loss)	$3,304,202	$217,479

Definitions of Non-GAAP Measures

Funds From Operations Attributable to Common Stockholders and Unitholders (“FFO”)

Analysts, managers and investors make certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles’ operating results. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 “White Paper on Funds From Operations,” which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability.

The NAREIT definition of FFO (and the one reported by the Company) is:
Net income/loss:

•	excluding impairment charges on and gains/losses from sales of depreciable property;

•	plus depreciation and amortization of real estate assets and deferred leasing costs; and

•	after adjustments for the Company's proportionate share of unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Core Funds From Operations Attributable to Common Stockholders and Unitholders (“Core FFO”)

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, the Company incurs substantial costs related to property acquisitions, which, prior to 2017, were required to be recognized as expenses when they were incurred. The Company added back any such acquisition and pursuit costs, including costs incurred in connection with obtaining short term debt financing for acquisitions and beginning January 1, 2016, amortization of loan coordination fees to FFO in its calculation of Core FFO since such costs are not representative of our operating results. The Company also adds back any costs incurred related to the extension of our management agreement in June 2016 with our Manager, contingent fees paid to our Manager at the time of a property's

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sale, realized losses on debt extinguishment or refinancing and any non-cash dividends in this calculation. Core FFO figures reported by us may not be comparable to those Core FFO figures reported by other companies.

We utilize Core FFO as a measure of the operating performance of our portfolio of real estate assets. We believe Core FFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. Core FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”)

AFFO makes further adjustments to Core FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

Core FFO, plus:
• non-cash equity compensation to directors and executives;
• amortization of loan closing costs, excluding costs incurred in connection with obtaining short term financing related to acquisitions;
• depreciation and amortization of non-real estate assets;
• net loan fees received;
• accrued interest income received; and
• amortization of lease inducements;

Less:
• non-cash loan interest income;
• cash paid for pursuit costs on abandoned acquisitions;
• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities;
• amortization of straight line rent adjustments and deferred revenues; and
• normally-recurring capital expenditures and capitalized retail direct leasing costs.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.    FFO, Core FFO, and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Same Store Net Operating Income (NOI)

The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for REITs because it provides measures of core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for the most comparable GAAP-compliant measure, net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. (NYSE: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, we may acquire or

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originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of our assets in other real estate related investments, including other income-producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other income-producing property types or membership or partnership interests in other income-producing property types as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. At June 30, 2017, the Company was the approximate 97.3% owner of Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. We elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with our tax year ended December 31, 2011.

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